UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2025
__________________________________________
First Busey Corporation
(Exact name of Registrant as specified in its charter)
__________________________________________

Nevada	0-15950	37-1078406
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11440 Tomahawk Creek Parkway Leawood, Kansas 66211
(Address of Principal Executive Offices)

(217) 365-4544
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 8.25% Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock, $0.001 par value	BUSEP	Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On July 22, 2025, First Busey Corporation (“Busey”) issued a press release (“Earnings Release”) disclosing financial results for the quarter ended June 30, 2025. A copy of the Earnings Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by Busey for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act.
Item 7.01    Regulation FD Disclosure.
On July 22, 2025, Busey published its Earnings Investor Presentation discussing financial results for the quarter ended June 30, 2025. A copy is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by Busey for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 8.01    Other Events.
Franchise Tax Matter
As previously disclosed, in 2021, Busey received an inquiry from the Illinois Secretary of State (the “ISOS”), pursuant to which the ISOS asked for additional information regarding certain of Busey’s franchise tax filings and the calculation of amounts due thereunder. The franchise tax is established by the Illinois Business Corporation Act (“BCA”) 805 ILCS 5/1 et seq., and is a tax imposed on foreign and domestic corporations for the privilege of conducting business in Illinois. Busey has been cooperating with the inquiry since the initial outreach from the ISOS in 2021 and in October 2024 delivered additional BCA forms requested by the ISOS, with a full reservation of rights by Busey. On March 20, 2025, the ISOS requested that Busey resubmit the requested forms using a proposed methodology for paid-in capital that First Busey views as inconsistent with the ISOS’s past practice, and existing statutory and case law. Accordingly, on May 14, 2025, within the ISOS’s requested timeframe, Busey informed the ISOS that it would not resubmit the requested forms with the methodology that Busey disputes and requested that the parties instead continue good faith discussions. On July 2, 2025, Busey received a notice of hearing from the ISOS indicating that an administrative hearing has been scheduled to “ascertain” the required amount of franchise taxes, penalties, interest, fees, and charges purportedly due from Busey to the ISOS. In the notice, the ISOS requested a determination of an amount due that the ISOS preliminarily estimated to be in excess of $28 million, including in excess of $17.4 million in interest and in excess of $250.7 thousand in penalties. Busey disagrees with the ISOS’s preliminary estimate and believes that the ISOS’s request is contrary not only to the ISOS’s past practice, but also existing statutory and case law. Busey intends to vigorously defend itself against the ISOS’s notice, including through appropriate judicial relief, if necessary. Where a loss is believed to be reasonably possible, but not probable, or the loss cannot be reasonably estimated, no accrual is required. Given the underlying disagreement between Busey and the ISOS on the proper methodology for calculating any franchise tax owed, the loss cannot be reasonably estimated. It is reasonably possible that this matter could require Busey to pay additional taxes, including potential penalties and interest, or make other expenditures or accrue liabilities in amounts that could not be reasonably estimated as of June 30, 2025. If the likelihood of potential liabilities elevates and Busey becomes able to reasonably estimate the loss, requiring an accrual, the potential future liabilities could be material in the period(s) in which they are recorded.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Earnings Release issued by First Busey Corporation, dated July 22, 2025
99.2	Earnings Investor Presentation issued by First Busey Corporation, dated July 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST BUSEY CORPORATION

Date:	July 22, 2025	By:	/s/ SCOTT A. PHILLIPS
Scott A. Phillips
Interim Chief Financial Officer, Executive Vice President and Chief Accounting Officer
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